UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 19, 2015

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

20300 VENTURA BLVD., SUITE 330, WOODLAND HILLS, CA 91364

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2015 CrowdGather, Inc. (the "Company") issued a Secured Promissory Note (the "Note") in the aggregate principal amount of $100,000 to with one investor (the "Investor").  The Note bears an interest rate of 12% per annum due and payable 60 days from the date of issuance.  The Note was issued on August 19, 2015, and is secured by an existing security agreement with the Investor (the "Security Agreement") dated July 27, 2015 to secure the timely payment and performance in full of our obligations pursuant to the Note.  The Company intends to use proceeds from the sale of any Notes for general working capital.

The forgoing descriptions of the Note and Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the forms of the Note and Security Agreement attached as exhibits 10.1 and 10.2 respectively of this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Secured Promissory Note
10.2	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWDGATHER, INC.

By:/s/ Sanjay Sabnani

Sanjay Sabnani, Chief Executive Officer

Date: August 25, 2015